UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 22, 2022

BLUE BIRD CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-36267	46-3891989
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3920 Arkwright Road
2nd Floor
Macon, Georgia 31210

(Address of principal executive offices and zip code)
(478) 822-2801

(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	BLBD	NASDAQ Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On June 22, 2022, the Compensation Committee of the Board of Directors of Blue Bird Corporation (the "Company") approved the following changes to the compensation of Matthew Stevenson, President & Chief Executive Officer, and Razvan Radulescu, Chief Financial Officer.

The annual salary of each of Messrs. Stevenson and Radulescu will be reduced by 20% and 15%, respectively, effective July 1, 2022 through December 31, 2022. For salary information regarding Messrs. Stevenson and Radulescu, please refer to the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission ("SEC") on June 22, 2021 and September 3, 2021, respectively.

The annual salary for all other director-level and above employees will be reduced by 5% or 10%, as applicable, effective July 1, 2022 through December 31, 2022.

The Company will also cease making the 401(k) employer matching contribution, Company-wide, effective August 1, 2022 through December 31, 2022.

With respect to compensation of directors, the Compensation Committee also recommended and the Board of Directors approved the suspension of quarterly cash payments to directors as director fees, effective July 1, 2022 through December 31, 2022. For director fee information, please refer to the Company’s Definitive Proxy Statement filed with the SEC on January 28, 2022.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits.
104 Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE BIRD CORPORATION

By:	/s/ Ted M. Scartz
Name:	Ted M. Scartz
Title:	Senior Vice President and General Counsel
Dated: June 28, 2022